EXHIBIT 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of January 13, 2017, is by and among CARROLS RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party hereto (collectively, the “Guarantors”), the Lenders party hereto (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of May 30, 2012 (as amended by that certain First Amendment to Credit Agreement dated as of December 19, 2014, that certain Second Amendment to Credit Agreement and First Amendment to Security Agreement dated as of April 29, 2015, that certain Third Amendment to Credit Agreement dated as of February 12, 2016 and as may be further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Lenders increase the Revolving Committed Amount which increase shall not be treated as an incremental Revolving Facility Increase under Section 2.22 of the Credit Agreement;

WHEREAS, the Credit Parties have requested that the Lenders amend certain other provisions of the Credit Agreement; and

WHEREAS, the Lenders are willing to increase the Revolving Committed Amount and make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1    Amendment to Section 1.1. The following definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Fourth Amendment Effective Date” shall mean January 13, 2017.

1.2    Amendment to Definition of “First Lien Leverage Ratio”. The definition of “First Lien Leverage Ratio” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“First Lien Leverage Ratio” shall mean, as of any date of determination, for the Credit Parties and their Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated Funded Debt on such date that is

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secured by a first priority Lien on any asset or property of any Credit Party to (b) Consolidated EBITDA for the four (4) consecutive quarters ending on such date. From the Fourth Amendment Effective Date and thereafter, solely for purposes of calculating First Lien Leverage Ratio, the only Consolidated Funded Debt attributable to Capital Lease Obligations shall be the amount of Capital Lease Obligations outstanding in excess of $10,000,000.

1.3    Amendment to Section 2.1(a). The reference to “FIFTY FIVE MILLION DOLLARS ($55,000,000)” contained in Section 2.1(a) of the Credit Agreement is hereby amended to read “SEVENTY THREE MILLION DOLLARS ($73,000,000)”. Correspondingly, the references to “$55,000,000” appearing on the cover page and in the first whereas clause of the Credit Agreement are hereby amended to read “$73,000,000”.

1.4    Amendment to Section 5.9(a). Section 5.9(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)    Adjusted Leverage Ratio. The Adjusted Leverage Ratio, calculated as of the last day of each fiscal quarter occurring during the periods set forth below shall be less than or equal to the following:

Period	Ratio
Second Amendment Effective Date through and including the Fourth Quarter of 2015	7.00 to 1.00
First Quarter of 2016 through and including the Fourth Quarter of 2016	6.75 to 1.00
First Quarter of 2017 and thereafter	6.00 to 1.00

1.5    Amendment to Section 5.15. Section 5.15 of the Credit Agreement is hereby deleted in its entirety.

1.6    Amendment to Section 7.1(c)(i). Section 7.1(c)(i) of the Credit Agreement is hereby amended by deleting the reference to Section 5.15 therein.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Amendment shall become effective as of the Fourth Amendment Effective Date upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)    Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Lenders and the Administrative Agent.

(b)    Organizational Documents. The Administrative Agent shall have received (i) a certificate of a secretary or assistant secretary of each Credit Party certifying that the articles of incorporation, bylaws and/or other organizational documents (or their equivalent), as applicable, of each Credit Party that were delivered on the Closing Date (as defined in the Credit Agreement) or the date on which any Credit Party was joined as a Guarantor pursuant to the terms of the Credit Agreement, as applicable, or certified updates as applicable, remain true and correct and in force

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and effect as of the Fourth Amendment Effective Date and (ii) resolutions, incumbency and good standing certificates (or their equivalent), as applicable, for the Credit Parties.

(c)    Officer’s Certificate. The Administrative Agent shall have received a certificate or certificates executed by an Authorized Officer of the Borrower stating that (i) after giving effect to this Amendment, no Default or Event of Default shall exist, (ii) all governmental and third party consents and all equity holder and board of directors (or comparable entity management body) authorizations for each Credit Party as are necessary for the execution and delivery of the Amendment shall have been obtained and shall be in full force and effect and (iii) the representations and warranties made by the Credit Parties in the Credit Agreement and in the other Credit Documents and which are contained in any certificate furnished at any time under or in connection with this Amendment shall (x) with respect to representations and warranties that contain a materiality qualification, be true and correct and (y) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects as if made on and as of the Fourth Amendment Effective Date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(d)    Legal Opinion. The Administrative Agent shall have received customary legal opinions of counsel for the Credit Parties (including an opinion of the general counsel of the Borrower) as may be reasonably requested by the Administrative Agent, in each case dated the Fourth Amendment Effective Date, addressed to the Administrative Agent and the Lenders (and their permitted assigns) and in form and substance acceptable to the Administrative Agent.

(e)    Fees and Expenses. The Administrative Agent shall have received from the Borrower, all fees and expenses that are payable to the Administrative Agent and the Lenders in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(f)    Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the Fourth Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its

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terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)    The representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)    After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)    The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Credit Agreement and the Security Documents and prior to all Liens other than Permitted Liens.

(g)    The Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3    Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.4    Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.6    Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7    Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9    No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands,

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damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

3.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.13 and 9.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:    CARROLS RESTAURANT GROUP, INC.,
a Delaware corporation

By: /s/ Paul Flanders
Name: Paul Flanders
Title: VP-CFO

GUARANTORS:    CARROLS CORPORATION,
a Delaware corporation

By: /s/ Paul Flanders
Name: Paul Flanders
Title: VP-CFO

CARROLS LLC,
a Delaware limited liability company

By: /s/ Paul Flanders
Name: Paul Flanders
Title: VP-CFO

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By: /s/ Tim Loyd
Name: Tim Loyd
Title: Managing Director

LENDERS:	Cooperatieve Rabobank U.A., New York Branch, as a Lender

By: /s/ Megan Buckley
Name: Megan Buckley
Title: Vice President

By: /s/ Van Brandenburg
Name: Van Brandenburg
Title: Executive Director

LENDERS:	MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By: /s/ Timothy P. McDevitt
Name: Timothy P. McDevitt
Title: Vice President